Filed pursuant to Rule 424(b)(3)

Registration No. 333-189749

PROSPECTUS SUPPLEMENT NO. 3

To Prospectus dated April 14, 2016

120,408,197 SHARES OF COMMON STOCK

This prospectus supplement supplements the prospectus dated April 14, 2016, relating to the offering and resale by the selling stockholders of up to 120,408,197 shares of our common stock. We will not receive any proceeds from the sale of these shares by the selling stockholders.

This prospectus supplement incorporates into our prospectus the information contained in the attached current report on Form 8-K, which was filed with the Securities and Exchange Commission on August 1, 2016.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our common stock is traded on the OTCQB under the symbol “ILIU”. On July 29, 2016, the closing sale price of our common stock on the OTCQB was $0.115 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 1, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2016

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On July 29, 2016, Interleukin Genetics, Inc. (the “Company” or “Interleukin”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which Interleukin sold securities to the Purchasers in a private placement transaction (the “Offering”). Under the terms of the Offering, Interleukin sold an aggregate of 56,262,571 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.0994 per share (equal to the 5-day VWAP) for gross proceeds of approximately $5.6 million. The Purchasers also received warrants to purchase up to an aggregate of 56,262,571 shares of Common Stock at an exercise price of $0.0994 per share (the “Warrants”). The Warrants are exercisable immediately and have a term of seven (7) years from the date of grant.

Pursuant to the terms of the Purchase Agreement, the number of persons which constitutes the entire Board will remain at eight (8), and shall continue to be composed of:

(i)	two (2) Class I directors with terms ending at the 2016 annual meeting of stockholders, consisting of one independent director (currently William C. Mills III) and one director designated by Pyxis Innovations Inc. (“Pyxis”) (currently Joseph M. Landstra);

(ii)	three (3) Class II directors with terms ending at the 2017 annual meeting of stockholders, consisting of the Company’s Chief Executive Officer (currently Mark B. Carbeau), Kenneth S. Kornman, Ph.D., the Company’s founder and Chief Scientific Officer (for so long as he remains employed by the Company), and one director designated by Bay City Capital Fund V, L.P. (“Bay City”) (currently Dayton Misfeldt); and

(iii)	three (3) Class III directors with terms ending at the 2018 annual meeting of stockholders, consisting of one director designated by Pyxis (currently Roger C. Colman), one independent director (currently James Weaver), and one director designated by Bay City (currently Lionel Carnot).

The Purchase Agreement also provides that a board member designated by Pyxis shall continue to serve on the Audit Committee and a board member designated by Bay City shall continue to serve on each of the Audit Committee, the Compensation Committee and the Nominating Committee. Currently, Joseph Landstra serves as the Pyxis designee on the Audit Committee, Lionel Carnot serves as the Bay City designee on the Audit and Nominating Committees and Dayton Misfeldt serves as the Bay City designee on the Compensation Committee.

In addition, pursuant to the Purchase Agreement, Growth Equity Opportunities Fund III, LLC (“GEOF”) has been granted Board observer rights.

In the Offering, (i) Bay City and an affiliated fund purchased an aggregate of 30,181,086 Shares for an aggregate purchase price of $2,999,999.95 and were issued Warrants to purchase an aggregate of 30,181,086 shares of Common Stock, (ii) GEOF purchased 20,120,724 Shares for an aggregate purchase price of $1,999,999.97 and were issued Warrants to purchase 20,120,724 shares of Common Stock, and (iii) Pyxis purchased 5,030,181 Shares for an aggregate purchase price of $499,999.99 and were issued Warrants to purchase 5,031,181 shares of Common Stock. In addition, members of the Company’s management participated in the Offering as follows:

Purchaser	Shares	Warrants	Purchase Price
James Weaver Chairman of the Board	100,603	100,603	$9,999.94
Mark B. Carbeau Chief Executive Officer	100,603	100,603	$9,999.94
Kenneth S. Kornman President and Chief Scientific Officer	25,150	25,150	$2,499.91
Stephen DiPalma Interim Chief Financial Officer	100,603	100,603	$9,999.94
Lynn Doucette-Stamm VP Development and Clinical Operations	100,603	100,603	$9,999.94

Registration Rights Agreement

On December 23, 2014, the Company also entered into a Registration Rights Agreement with the Purchasers (the “RRA”), pursuant to which the Company is required to file a registration statement on Form S-1 within 45 days to cover the resale of the Shares sold to the Purchasers in the Offering and the shares of Common Stock underlying the Warrants. The failure on the part of the Company to satisfy certain deadlines described in the RRA may subject the Company to payment of certain monetary penalties.

Copies of the Purchase Agreement, the form of Warrant and the RRA are filed herewith as Exhibits 10.1, 4.1 and 10.2, respectively, to this Report and are incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Shares and Warrants were sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Item 8.01.	Other Events.

On August 1, 2016, the Company issued a press release announcing the Offering. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant issued to the Purchasers.

10.1	Securities Purchase Agreement, dated July 29, 2016, by and among Interleukin and the Purchasers.

10.2	Registration Rights Agreement, dated July 29, 2016, by and among Interleukin and the Purchasers.

99.1	Press Release dated July 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: August 1, 2016	/s/ Mark B. Carbeau
Mark B. Carbeau
Chief Executive Officer

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Interleukin Genetics, Inc.

Warrant Shares: [_______]	July 29, 2016

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [_____________] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date (as defined below), and on or prior to the close of business on the seven (7) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Interleukin Genetics, Inc., a Delaware corporation (the “Company”), up to [___________] shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). The “Initial Exercise Date” shall mean the date hereof.

Section 1.                   Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated July 29, 2016, among the Company and the purchasers signatory thereto.

Section 2.                    Exercise.

a)                  Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Warrant Shares thereby being purchased, as designated in the Notice of Exercise (the “Aggregate Exercise Price”) by wire transfer or cashier’s check drawn on a United States bank or pursuant to the cashless exercise procedure specified in Section 2(c) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)                  Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.0994, subject to adjustment hereunder (the “Exercise Price”).

c)                  Cashless Exercise. In lieu of payment of the Aggregate Exercise Price, at the option of the Holder, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b)  if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holders of a majority in interest of the Securities then outstanding, the fees and expenses of which shall be paid by the Company.

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“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTCQB or the OTC Bulletin Board (or any successors to any of the foregoing).

d)	Mechanics of Exercise.

i.            Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and the Holder is not an affiliate of the Company and either (A) there is an effective Registration Statement permitting the resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise at least six months following the Initial Exercise Date, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required) and (C) payment of the Aggregate Exercise Price as set forth above (including by cashless exercise). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(iv) prior to the issuance of such shares, having been paid.

ii.            Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iii.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

iv.            Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

v.            Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.	Certain Adjustments.

a)                  Stock Dividends and Splits. In case of: (i) any subdivision or combination of the Common Stock or (ii) any declaration or payment, without consideration, of any dividend on the Common Stock payable in shares of the Company’s capital stock or in any right to acquire shares of its capital stock without consideration, the number of shares of Common Stock or other security issuable upon exercise hereof shall be proportionately increased or decreased, as appropriate, and the Exercise Price shall be proportionately adjusted such that the Aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

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b)                  Reclassification. In case of any reclassification of or similar change in the Common Stock, the Company shall execute a new Warrant having substantially similar terms and providing that the holder of this Warrant shall have the right to exercise such new Warrant for the kind and number of shares of stock, other securities, money or property receivable upon such reclassification or change by holders of the Common Stock.

c)                  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person and the Company is not the surviving corporation, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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d)             Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e)	Notice to Holder.

i.            Adjustment. Whenever the Exercise Price or the number of shares of Common Stock issuable upon exercise is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.            Notice to Allow Exercise by Holder. If during the term during which this Warrant may be exercised (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries of the Company, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4.	Transfer of Warrant.

a)                  Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 5 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form of the Assignment Form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

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c)                  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                 Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 9(h) of the Purchase Agreement.

e)                  Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.	Miscellaneous.

a)                  No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)                  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)                  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                 Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e)                  No Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.

f)                   Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g)                  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

9

h)                  Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)                    Limitation of Liability. No provision hereof and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

10

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Interleukin Genetics, Inc.

By:
Name: Mark B. Carbeau Title: Chief Executive Officer

11

NOTICE OF EXERCISE

To: Interleukin Genetics, Inc.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price for said Warrant Shares in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

☐  in lawful money of the United States; or

☐  the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.1

EXECUTION COPY

 SECURITIES PURCHASE AGREEMENT

by and between

Interleukin Genetics, Inc.

and

The Purchasers Identified on Schedule I Hereto

July 29, 2016

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

		Page

(n)	Headings	21
(o)	Execution	21

SCHEDULES

Schedule I – List of Purchasers

EXHIBITS

Exhibit A – Form of Warrant

Exhibit B – Registration Rights Agreement

-iv-

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated as of July 29, 2016 is made by and between Interleukin Genetics, Inc., a Delaware corporation, (the “Company”), and each purchaser identified on Schedule I hereto (each a “Purchaser”), and together, the “Purchasers”).

RECITALS

In accordance with the terms and conditions of this Agreement and pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Company has agreed to issue and sell, and each Purchaser has agreed, severally and not jointly, to purchase a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase a number of shares of Common Stock (the “Warrant”, and together with all such warrants being issued to Purchasers under this Agreement, the “Warrants”), each as set forth opposite such Purchaser’s name on Schedule I to this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1.	PURCHASE AND SALE

(a)          Authorization of Shares and Warrants. The Company has authorized (i) the sale and issuance to the Purchasers of the shares of Common Stock, (ii) the sale and issuance to the Purchasers of the Warrants, and (iii) the issuance of shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”).

(b)         Purchase of Shares and Warrants. At the Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, (i) the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule I to this Agreement (the “Shares”) and (ii) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule I to this Agreement, for an aggregate purchase price as set forth opposite such Purchaser’s name on Schedule I to this Agreement (the “Purchase Price”), based on a purchase price per Share of $0.0994 (the “Per Share Purchase Price”).

2.	CLOSING

(a)          The Closing. The date and time of the Closing of the purchase and sale of the Shares and the Warrants (the “Closing”) shall occur on July 29, 2016 at 12:00 p.m. Boston time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, 02111 (subject to the satisfaction or waiver of the conditions set forth in Subsections (c) and (d) of this Section 2), or at such other location, date and time as may be agreed upon between the Company and the Purchasers (the “Closing Date”).

(b)         Form of Payment. On the Closing Date, each Purchaser shall pay the Company the Purchase Price for the Shares and the Warrant to be issued and sold to such Purchaser on such Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions previously provided to the Purchasers, and the Company shall deliver to each Purchaser the original certificate or certificates representing the Shares and the original Warrant, duly executed on behalf of the Company and registered in the name of such Purchaser.

(c)          Conditions to the Purchaser’s Obligation to Purchase on the Closing Date. Each Purchaser’s obligation to purchase the Shares and the Warrant at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(i)	receipt of a copy of this Agreement executed by the Company;

(ii)	evidence of irrevocable instructions from the Company to the transfer agent for the Common Stock with respect to the issuance and delivery of one or more certificates representing the Shares;

(iii)	receipt of the Warrant in the form attached as Exhibit A;

(iv)	all actions required by the Board of Directors of the Company (the “Board”) to effect the provisions of Section 6 of this Agreement with respect to the composition of the Board following the Closing shall have been taken;

(v)	all consents, approvals and waivers required for the consummation of the transactions contemplated hereby shall have been obtained;

(vi)	the Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (v), (viii), and (ix) of this Section 2(c) have been satisfied;

(vii)	the Company shall have delivered to the Purchasers a certificate of its Secretary certifying as to (A) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, including the actions required by the Company pursuant to this Section 2(c); and (B) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business dated a recent date before the Closing;

(viii)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(ix)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition, shall exist which questions the validity of this Agreement or the right of the Company or any Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing;

(x)	the Company shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit B (the “Registration Rights Agreement”);

(xi)	delivery of a legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, Company counsel, in form and substance reasonably satisfactory to the Purchasers; and

(xii)	receipt of such other information, certificates and documents as the Purchasers may reasonably request.

(d)         Conditions to the Company’s Obligation to Issue and Sell on the Closing Date. The Company’s obligation to issue and sell the Shares and the Warrant at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	receipt of a copy of this Agreement executed by each Purchaser;

(ii)	receipt of the Purchase Price from each Purchaser;

(iii)	the representations and warranties of each Purchaser in this Agreement shall be true, correct and complete as of the date of this Agreement and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and each Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions of such Purchaser to be performed, satisfied or complied with by it under this Agreement at or prior to the Closing Date; and

(iv)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of this Agreement or the right of the Company or any Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser, subject to such exceptions as are set forth in the SEC Documents (as defined below) (other than (x) those sections of the SEC Documents entitled or captioned “Risk Factors,” (y) any disclosure of risks included in any forward-looking statements disclaimer or other statements that are similarly non-specific and are predictive or forward looking in nature and (z) specific disclosures contained in those documents which are filed as exhibits to the SEC Documents), provided that the relevance of such exceptions to the representations and warranties is reasonably apparent, as follows:

(a)          Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and as described in the SEC Documents. Copies of the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), and Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), and in each case, all amendments thereto, have been filed as exhibits to the Company’s SEC Documents and have not been further modified, and except as otherwise may be required by the transactions contemplated hereby, the Company has no present intention to modify the Charter and Bylaws. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, assets, results of operations, business or properties of the Company, whether or not arising from transactions in the ordinary course of business or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement (“Material Adverse Effect”).

(b)	Subsidiaries. The Company has no subsidiaries.

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties hereto in connection with transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Shares and the Warrants in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation and performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, Warrants and the Warrant Shares (collectively, the “Securities”), have been duly authorized by all requisite corporate action. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(d)         Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 450,000,000 shares of Common Stock and (ii) 6,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of the date of this Agreement and prior to the issuance of the Shares and Warrants under this Agreement, (i) 173,029,840 shares of Common Stock are issued and outstanding; (ii) 22,062,770 shares of Common Stock are duly reserved for future issuance pursuant to outstanding stock options; (iii) 88,301,079 shares of Common Stock are duly reserved for future issuance pursuant to outstanding warrants; (iv) 30,044,509 shares of Common Stock are duly reserved for future issuance pursuant to the Company’s stock plans; and (v) 157,454 shares of Common Stock are duly reserved for future issuance pursuant to the Company’s employee stock purchase plan. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. Except as set forth above, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company. The Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. Other than (i) pursuant to the Registration Rights Agreement, (ii) with respect to the shares of Common Stock issuable upon exercise of the warrant to be issued pursuant to that certain Venture Loan and Security Agreement, dated December 23, 2014, by and between Interleukin and Horizon, (iii) except as set forth in that certain Registration Rights Agreement, dated May 17, 2013, between the Company and the purchasers signatory thereto, and (iv) except as set forth in that certain Registration Rights Agreement, dated December 23, 2014, between the Company and the purchasers signatory thereto, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

(e)          Issuance of Shares. The Shares and the Warrant Shares have been duly and validly reserved for issuance. The Shares and the Warrant Shares are duly authorized and, upon issuance in accordance with the terms hereof and the Warrants, will be (A) validly issued, fully paid and non-assessable and (B) free from all taxes, liens and charges in the United States of America with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchaser, and not subject to preemptive, registration, right of first refusal or other similar rights of stockholders of the Company. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares and Warrants, or for the performance by the Company of its obligations under this Agreement. The Company has reserved from its duly authorized capital stock the Shares and the Warrant Shares.

(f)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of the Company’s Charter or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or incremental, additional or varied rights under, any agreement, indenture, or other instrument, obligation or understanding to which the Company is a party; (iii) result in a violation of any statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company.

(g)         No Violation or Default. The Company is not (i) in violation of its Charter or Bylaws; (ii) in default (or subject to an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company is a party; or (iii) in violation of any law, rule, regulation, order, judgment or decree applicable to the Company; except for such violations or defaults, as described in clauses (ii) or (iii) of this sentence as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(h)         SEC Documents. The Company has filed all reports, schedules, forms, statements, exhibits (including certifications of the Company’s principal executive and financial officers pursuant to Section 302 and 906 of Sarbanes-Oxley (as defined below)) and other documents required to be filed by it with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2015 (all of the foregoing filed prior to or on the date hereof, or prior to the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”). As of the date of filing of each such SEC Document, such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)           Financial Statements. The financial statements and the related notes thereto of the Company included or incorporated by reference in the SEC Documents comply in all material respects with the applicable requirements of the Exchange Act and present fairly and accurately in all material respects the financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as specifically stated therein, and the supporting schedules included or incorporated by reference in the SEC Documents present fairly the information required to be stated therein. The Company does not have any material liability or obligation of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be disclosed on a balance sheet of the Company or in the notes thereto. The Company has not created any entities or entered into any transactions or created any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, for the purpose of avoiding disclosure required by GAAP.

(j)           No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Documents, except as disclosed in the SEC Documents and as contemplated by this Agreement, (i) there has not been any change in the capital stock (other than pursuant to the Company's stock plans pursuant to the Company's existing employee stock purchase plan (any such issuances, whenever issued or granted, being collectively “Employee Equity Transactions”), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity or debt financings) or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) the Company has not entered into any transaction or agreement that is material to the Company taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and, except as contemplated by this agreement, has not made any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) there has not been the occurrence of any Material Adverse Effect.

(k)         Independent Accountants. Grant Thornton LLP, who have certified certain financial statements of the Company, have advised the Company that they are, and to the Company’s knowledge they are, independent registered public accountants with respect to the Company as required by the Securities Act. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Grant Thornton LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

(l)           Title to Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how and all other intellectual property rights (including trade secrets and other unpatented or unpatentable proprietary or confidential compounds, genes, information, systems or procedures) (collectively, the “Intellectual Property”), used in or necessary for the conduct of the Company’s business as now, or as contemplated to be, conducted. Except as set forth in the SEC Documents, (i) there are no rights of third parties to any such Intellectual Property except through licensing or cross-licensing agreements; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property to which the Company can assert a claim of infringement; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership of or licensing rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, other than ordinary patent, trademark, service mark and copyright prosecution disclosed in the SEC Documents; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property of others, and the Company is unaware of any reasonable basis for any such claim; (vi) the Company has not been and will not be required to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company; (vii) the Company has taken all steps required to perfect its ownership of and interest in its Intellectual Property; and (viii) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property.

(m)       Licenses and Permits; Compliance with Law. The Company possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities, that are necessary for the ownership or lease of its properties and assets or the conduct of its business as conducted or as contemplated to be conducted. The Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization, or of any proceeding relating to any such revocation or modification, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. The Company has complied in all material respects with and is not in default or violation in any material respect of, and is not, to the Company’s knowledge, under investigation with respect to or has not been, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable federal, state, local or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any federal, state, local or foreign governmental or regulatory authority. Except for statutory or regulatory restrictions of general application, no federal, state, local or foreign governmental or regulatory authority has placed any material restriction on the business or properties of the Company.

(n)         Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes are adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, insurance covering the acts and omissions of directors and officers, and insurance covering all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires.

(o)         Related Party Transactions. Except as contemplated by this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(p)         Environmental Matters. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses. To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

(q)         Tax Matters. The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns or has requested extensions thereof, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, except for any such taxes currently being contested in good faith, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper government entity or third party when due. There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its respective assets or property. Except as set forth in the SEC Documents, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person.

(r)           Employees. All current and former employees of the Company have executed and delivered a confidential information and inventions assignment agreement (a “CIIA”) to the Company. All current and former consultants of the Company that had access to confidential or proprietary information of the Company have executed and delivered a CIIA to the Company or other form of written contract or agreement with the Company that requires such consultants to maintain the confidentiality of such information and assigns to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company. The Company is not aware that any executive officer of the Company has plans to terminate his or her employment relationship with the Company. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending or, to the Company’s knowledge, threatened with respect to the Company. To the Company’s knowledge, no employee of the Company is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee’s duties as an employee, director or officer of the Company, or (ii) the Company’s business as conducted or proposed to be conducted.

(s)          Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)           Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(u)         Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. The Company has no reasonable basis to believe that it will not continue to be in compliance with Sarbanes-Oxley as in effect on the Closing Date (including, without limitation, the requirements of Section 404 thereof).

(v)         Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect.

(w)       Investment Company Act. The Company is not, nor, after giving effect to the sale of the Shares and the Warrants and the application of the proceeds therefrom, will it become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(x)         No Market Manipulation. Neither the Company nor, to the knowledge of the Company, any of the Company’s directors, officers, employees, agents or controlling persons have taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, under the Securities Act or otherwise, or that has constituted, stabilization or manipulation of the price of the Common Stock.

(y)         Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(z)          Brokers. Neither the Company nor any of the Company's officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no other fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement.

(aa)      Regulation. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 of this Agreement, the offer, issuance, sale and delivery of the Securities are or will be exempt from the registration requirements of the Securities Act and the qualification or registration provisions of applicable state securities laws. Neither the Company nor its authorized agents have taken or will take any action that would cause the loss of such exemption. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the contemplated transactions under this Agreement or would require registration of the Shares or the Common Shares under the Securities Act.

4.	PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as follows:

(a)          Transfer or Resale. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

(b)         Investment Purpose. The Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(c)          General Solicitation. The Purchaser was contacted regarding the sale of the Securities by an authorized representative of the Company or an agent of the Company with whom the Purchaser has a prior substantial pre-existing relationship and the Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d)         Information. The Purchaser (directly or through its advisors, if any) (i) has been furnished with or has had full access to all of the publicly available information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. The Purchaser has received no representation or warranties from the Company, its employees, agents, or attorneys in making this investment decision other than as set forth in the Transaction Documents.

(e)          Reliance on Exemptions. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(f)          No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)         Authorization; Enforcement; Validity. The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with full right, corporate or limited partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or limited partnership action on the part of the Purchaser and any other governmental action with respect to the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(h)         No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) result in a violation of the Purchaser’s charter, bylaws, or other similar organizational documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or other instrument, obligation or understanding to which the Purchaser is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Purchaser, except for such conflicts, defaults and violations as described in clauses (ii) or (iii) of this sentence as would not, individually or in the aggregate, have or result in a material adverse effect on the Purchaser.

5.	RESTRICTIONS ON TRANSFER

(a)          Resales. Each Purchaser agrees that the Securities may only be sold or transferred (i) pursuant to an effective registration statement under the Securities Act (including the Registration Statement (as defined in the Registration Rights Agreement)), or (ii) pursuant to an exemption from registration under the Securities Act.

(b)         Rule 144. Each Purchaser is aware of Rule 144 promulgated by the SEC pursuant to the Securities Act (as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule, “Rule 144”) and the restrictions imposed thereby and further understands and agrees that so long as such Purchaser beneficially owns 10% or more of the Company’s then outstanding securities or has a designee selected by the Purchaser serving on the Board, the Company will deem the Purchaser to be an “affiliate” as defined in Rule 144(a)(1) and any transfers of the Securities by the Purchaser shall be subject to the limitations applicable to affiliates set forth in the Securities Act and the rules promulgated thereunder, including without limitation Rule 144.

(c)          Legends. Each Purchaser agrees to the imprinting, so long as is required by this Section 5, of a legend on any of the Securities in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(d)         Legend Removal. The Company shall cause its counsel to promptly issue a legal opinion to the transfer agent for the Common Stock with respect to removal of the legend set forth in Section 5(c) above, (i) following any sale of such Shares or Warrant Shares pursuant to an effective registration statement, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) when such Shares or Warrant Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions.

6.	BOARD COMPOSITION

(a)          Board Composition; Appointment of Director Designees. The Board shall take all actions necessary such that the Board shall consist of eight (8) members and shall be composed as follows:

(i) the Class I directors with a term ending at the 2016 annual meeting of stockholders shall consist of one independent director (currently William C. Mills III) and one director designated by Pyxis Innovations Inc. (currently Joseph M. Landstra) (a “Pyxis Designee”);

(ii) the Class II directors with a term ending at the 2017 annual meeting of stockholders shall consist of the Company’s Chief Executive Officer (currently Mark B. Carbeau), Kenneth S. Kornman, Ph.D., the Company’s founder and Chief Scientific Officer (for so long as Dr. Kornman remains employed by the Company), and one director designated by Bay City Capital Fund V, L.P. (currently Dayton Misfeldt) (a “BCC Designee”); and

(iii) the Class III directors with a term ending at the 2018 annual meeting of stockholders shall consist of one director designated by Pyxis Innovations Inc. (currently Roger C. Colman) (a “Pyxis Designee”), one independent director (currently James Weaver), and one director designated by Bay City Capital Fund V, L.P. (currently Lionel Carnot) (a “BCC Designee”).

The Pyxis Designees and the BCC Designees, shall be collectively referred to herein as the “Director Designees.” Each of the shareholders entitled to designate a director hereunder is referred to herein as a “Designor.” The rights provided under this Section 6 are the exclusive rights of each such Designor and are not transferable.

(b)         Nominations of Director Designees. For so long as a Designor’s ownership of the outstanding Common Stock of the Company is at least five percent (5%), any Director Designee (including any successor pursuant to Subsection 6(c) below) designated by such Designor shall be nominated by the Board of Directors (or a committee thereof) for election at the annual meeting of stockholders at which such Director Designee’s term will expire. At least ninety (90) days prior to any such annual meeting at or by which directors are to be elected, such Designor shall notify the Company in writing of the Director Designee to be nominated for election as a director. The Company shall disclose in its proxy the nominated Director Designee(s). In the absence of any such notification, it shall be presumed that the Designor’s then incumbent Director Designee(s) has been designated.

(c)          Successor Director Designees. If a Director Designee shall cease to serve as a director for any reason, the Designor of such Director Designee shall notify the Company in writing of the individual to replace such Director Designee, and the Company’s Board of Directors shall appoint and elect such replacement director to serve out the remaining term of the existing director.

(d)         Indemnification Agreements. The Company shall enter into an Indemnification Agreement with each successor Director Designee prior to the commencement of his or her service on the Board.

(e)          Committees of the Board of Directors. For so long as the Designor of the BCC Designees has the right to designate Director Designees and provided that such individuals meet the requirements imposed by the SEC or any exchange upon which the Common Stock may be traded for membership on such committees, the Board shall appoint a BCC Designee to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. For so long as the Designor of the Pyxis Designees has the right to designate Director Designees and provided that such individual meets the requirements imposed by the SEC or any exchange upon which the Common Stock may be traded for membership on such committee, the Board shall appoint a Pyxis Designee to the Audit Committee.

(f)          Amendment of this Section 6. For so long as Pyxis Innovations Inc. has the right to designate a Pyxis Designee, no provision of this Section 6 may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Purchasers holding at least a majority in interest of the Shares then outstanding (which amendment shall be binding on all Purchasers) and Pyxis Innovations Inc. or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. For so long as Bay City Capital Fund V, L.P. has the right to designate a BCC Designee, no provision of this Section 6 may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Purchasers holding at least a majority in interest of the Shares then outstanding (which amendment shall be binding on all Purchasers) and Bay City Capital Fund V, L.P. or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(g)         Board Observer Rights. For so long as a Growth Equity Opportunities Fund III, LLC’s (“GEOF”) ownership of the outstanding Common Stock of the Company is at least five percent (5%), GEOF shall have the right to have a representative (the “Observer”) attend each meeting of the Board. The Company shall deliver to the Observer notice of such meetings in accordance with the Company’s Bylaws. Copies of any materials distributed to members of the Board shall likewise be provided to the Observer in a timely fashion. The Company shall not be required to deliver to the Observer specific information, and may preclude the Observer from specific discussions of the Board of Directors concerning specific information, that (i) is determined by the Board of Directors of the Company to be competitively sensitive, (ii) the Board of Directors of the Company determines is attorney-client privileged and should not, therefore, be disclosed or (iii) the Board of Directors of the Company determines is reasonably necessary to preserve or protect the exercise of the Board of Directors’ fiduciary duty or to avoid a possible conflict of interest. GEOF agrees, and any representative of GEOF, including the Observer, will agree, to hold in confidence and trust and not disclose (other than to GEOF or its affiliates) or use any confidential information provided to or learned by it in connection with its rights under this letter, provided, that GEOF may give access to such confidential information to its officers, directors, employees, accountants, counsel and other representatives (collectively, “Representatives”) if each such Representative is informed of the confidential nature of the information and that the information is subject to a confidentiality agreement and each such Representative is otherwise under an obligation to keep such confidential information confidential. Each Observer shall execute a non-disclosure agreement with the Company in form and substance reasonably satisfactory to the Company prior to commencing his or her role as an Observer. The rights set forth in this Section 6(g) may not be assigned by GEOF without the prior written consent of the Company.

7.	OTHER AGREEMENTS AND COVENANTS

(a)          National Market Listing. Following the Closing, the Company will work with the Purchasers and advisors to qualify for and obtain a full national market listing of its Common Stock on either the NASDAQ Capital Market or the NYSE MKT. The Company will use commercially reasonable efforts to qualify and apply for such listing, including effecting a reverse split of its common stock, subject to shareholder approval, if deemed advisable by a majority of the Board.

(b)         Use of Proceeds. The proceeds from the sale of the Shares and Warrants under this Agreement shall be used for working capital and general corporate purposes.

(c)          Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and, promptly upon request of any Purchaser, to provide a copy thereof. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser. The Company shall make all filings and reports relating to the offer and sale of the Securities to the Purchasers required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(d)         Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants, in each case issued as of the Closing.

(e)          Exchange Act Filings. Until such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(f)          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(g)         Expenses. The Company shall pay the reasonable legal and other fees and expenses of the Purchasers incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $25,000 in the aggregate, whether or not the Closing occurs. In the event the Closing occurs, the Company shall pay the reasonable legal fees and expenses of the Purchasers incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $50,000 in the aggregate. Each party shall otherwise bear all costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement.

(h)         Purchaser/Director Designee Exchange Act Filings. Each Purchaser and each Director Designee shall be responsible for the filing (and for all expenses in connection therewith) of required filings under the Exchange Act and all required amendments thereto relating to ownership of the Securities and appointment as a member of the Board, including any required Forms 3, 4 and 5 and Schedules 13D or 13G (as applicable). Each Purchaser and each Director Designee shall use commercially reasonable efforts to file such forms within the time period allowed for such forms under the rules and regulations promulgated by the SEC.

8.	PUBLIC STATEMENTS

The Company shall, by 9:00 a.m. (New York City time) on the trading day immediately following the date of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby. The Company shall file a Current Report on Form 8-K within the time required by Form 8-K disclosing the material terms of the transactions contemplated hereby, which Form 8-K shall include this Agreement (including conformed signature pages thereto), the Registration Rights Agreement (including conformed signature pages thereto) and the form of Warrant as exhibits thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law.

9.	MISCELLANEOUS

(a)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(b)         Entire Agreement. This Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. Without limiting the foregoing, it is acknowledged and agreed that Section 6 of this Agreement (as it may be amended from time to time) shall supersede and replace (i) Section 6 of the Common Stock Purchase Agreement, dated May 17, 2013, by and among the Company and the purchasers signatory thereto, as amended on March 31, 2014, May 30, 2014 and April 6, 2015 and (ii) Section 6 of the Common Stock Purchase Agreement, dated December 23, 2014, by and among the Company and the purchasers signatory thereto, as amended on April 6, 2015. Notwithstanding the foregoing, the terms of any confidentiality agreement entered into between the Company and any Purchaser shall remain in full force and effect.

(c)          Amendments and Waivers. Except as otherwise set forth herein, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Shares then outstanding (which amendment shall be binding on all Purchasers) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt when delivered by email delivery of a “.pdf” format data file or (iv) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:	Interleukin Genetics, Inc.
135 Beaver Street
Waltham, MA 02452
	Telephone:	(781) 398-0700
	Facsimile:	(781) 398-0720
	email:	mcarbeau@ilgenetics.com
	Attention:	Mark B. Carbeau
Chief Executive Officer
with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center Boston, MA 02111
	Tel:	(617) 542-6000
	Fax:	(617) 542-2241
	email:	bkeane@mintz.com
	Attn:	Brian P. Keane, Esq.

If to a Purchaser:	To the address set forth on the signature page to this Agreement.

(e)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f)          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger, consolidation or sale of all or substantially all of the Company’s assets). Except as specifically set forth herein, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement and the documents referenced herein that apply to the Purchasers.

(i)           Survival. Subject to applicable statute of limitations, the representations and warranties contained herein shall survive the Closing and the delivery of the Securities hereunder. No investigation by or knowledge of a party or its representatives, before or after the date of this Agreement, will affect in any manner the representations, warranties, covenants or agreements of another party set forth in this Agreement (or in any document to be delivered in connection with the consummation of the transactions contemplated by this Agreement) or the rights to rely thereon, and such representations, warranties, covenants and agreements will survive any such investigation.

(j)           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(k)         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity or bond) associated with the issuance of such replacement Securities.

(l)           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in any other document referred to herein, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the other documents referred to herein.

(m)       Business Day. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein or in the Registration Rights Agreement shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(n)         Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(o)         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:
INTERLEUKIN GENETICS, Inc.

By:	/s/ Mark B. Carbeau
Name: Mark B. Carbeau Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOR PURCHASERS FOLLOW.]

[PURCHASER SIGNATURE PAGES TO INTERLEUKIN GENETICS, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address for Notice to Purchaser:

Facsimile Number for Notice to Purchaser:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Purchase Price: $_________________

Shares of Common Stock: _________________

Warrant Shares: __________________

EIN Number: __________________

[SIGNATURE PAGES CONTINUE]

SCHEDULE I

The Purchasers

Purchaser	Shares	Warrants	Purchase Price
Bay City Capital Fund V, L.P	29,616,700	29,616,700	$2,943,899.98
Bay City Capital Fund V Co-Investment Fund, L.P.	564,386	564,386	$56,099.97
Growth Equity Opportunities Fund III, LLC	20,120,724	20,120,724	$1,999,999.97
Pyxis Innovations, Inc.	5,030,181	5,030,181	$499,999.99
William Alan Jolley	503,018	503,018	$49,999,99
Weaver Asset Management, LLC	100,603	100,603	$9,999.94
Mark B. Carbeau	100,603	100,603	$9,999.94
Kenneth S. Kornman	25,150	25,150	$2,499.91
Lynn Doucette-Stamm	100,603	100,603	$9,999.94
Stephen DiPalma	100,603	100,603	$9,999.94
Total	56,262,571	56,262,571	$5,592,499.57

EXHIBIT A

See Exhibit 4.1 to the Form 8-K filed on August 1, 2016 (File No. 001-32715)

EXHIBIT B

See Exhibit 10.2 to the Form 8-K filed on August 1, 2016 (File No. 001-32715)

Exhibit 10.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 29, 2016, between Interleukin Genetics, Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Purchasers (the “Purchase Agreement”).

The Company and each Purchaser hereby agree as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to any Registration Statement required to be filed hereunder, the fifth Trading Day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, (i) with respect to the Initial Registration Statement required hereunder, the 45th calendar day following the Closing Date, and (ii) with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all Shares sold under the Purchase Agreement, (b) all Warrant Shares then issuable upon exercise of the Warrants sold under the Purchase Agreement and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 (assuming that all Warrants are exercised by “cashless exercise” as provided in Section 2(c) of each of the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Deadline” means, with respect to any Registration Statement required hereunder, the 90th calendar day following the Filing Date.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTCQB or the OTC Bulletin Board (or any successors to any of the foregoing).

2.	Shelf Registration.

(a)	On or prior to each Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Company shall use its reasonable best efforts to obtain the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on the appropriate form under the Securities Act and shall contain (unless otherwise directed by at least a majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed hereunder to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement current and continuously effective under the Securities Act until such date as all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) in the opinion of counsel to the Holders, (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) (I) may be sold without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (II) the Company is in compliance with the current public information requirement under Rule 144 (the “Effectiveness Period”). Such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), except for information provided by a Holder or any transferee of a Holder, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used its reasonable best efforts to obtain the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders). In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment.

(b)               If: (i) a Registration Statement is not filed on or prior to its Filing Date, (ii) the Company fails to use its reasonable best efforts to obtain effectiveness with the SEC prior to the Registration Deadline of a Registration Statement, (iii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iv) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within twenty (20) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (ii) the date on which such Event occurs, and for purpose of clause (iii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iv) the date on which such twenty (20) calendar day period is exceeded, being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement, for any unregistered Registrable Securities then held by such Holder; provided, however, that the Company shall not be required to pay partial liquidated damages to such Holder under this Section 2(b) in an aggregate amount (excluding any interest paid thereon) in excess of 5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement. The parties agree that the Company shall not be liable for liquidated damages under this Agreement with respect to any unexercised Warrants or Warrant Shares. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

3.	Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)                Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference, but not including (i) any Exchange Act filing (including any post-effective amendment filed solely to update the Registration Statement for an Exchange Act filing) or (ii) any supplement or post-effective amendment to a registration statement that is not related to such Holder’s Registrable Securities), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed and any comments made by the staff of the SEC with respect to such Registration Statement and the Company’s responses thereto, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. In the event that the Company is prevented from making such filing on account of the objections described in the previous sentence (provided that the Company uses reasonable best efforts to address the objections described in the previous sentence and to promptly file thereafter), the failure of the Company to make such filing shall not be deemed a breach or default hereunder or otherwise with respect to the Securities. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)               (i) Prepare and file with the SEC such amendments, including post-effective amendments, and supplements to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement current and continuously effective (subject to any requirement that a post-effective amendment be declared effective by the SEC) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities subject to any SEC Guidance that sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto, and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)                If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities. The Company shall use its best efforts to cause such new Registration Statement to become effective as soon as practicable following the filing thereof. For all purposes of this Agreement, such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to Section 2(a), and the Company and the Investors shall have the same rights and obligations with respect to such additional Registration Statement as they shall have with respect to the initial Registration Statement required to be filed by the Company pursuant to Section 2(a).

(d)               Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A), when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed (but not including (1) any Exchange Act filing (including any post-effective amendment filed solely to update the Registration Statement for an Exchange Act filing) or (2) any supplement or post-effective amendment to a registration statement that is not related to such Holder’s Registrable Securities), (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law.

(e)                Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)                Furnish to each Holder, upon request, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)               Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)               The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder.

(i)                 Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j)                 If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(k)               Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(l)                 Comply with all applicable rules and regulations of the SEC in connection with obtaining and maintaining the effectiveness of any Registration Statement required to be filed and maintained with the SEC hereunder.

(m)             To the extent reasonably required, request that each selling Holder shall furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder, if required by the SEC, the natural persons thereof that have voting and dispositive control over such shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within five (5) Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(n)               At the reasonable request of a Holder and at such Holder’s expense, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any Prospectus used in connection with the registration statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(o)               Hold in confidence and not make any disclosure of information concerning a Holder provided to the Company (excluding any information provided on the Selling Stockholder Questionnaire) unless (i) disclosure of such information is necessary to comply with federal or state securities laws or the rules of any securities exchange or trading market on which the Company’s securities are then listed or traded, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow such Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

4.           Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and disbursements of one counsel for the Holders selected by Holders of at least a majority of the Registrable Securities included in the applicable Registration Statement, not to exceed $10,000 for each such Registration Statement, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except as set forth under (vi) above and to the extent provided for in the Purchase Agreement, any legal fees or other costs of the Holders.

5.	Indemnification.

(a)                Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, hold harmless and defend each Holder, the officers, directors, members, managers, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of shares of Common Stock), investment advisors and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including any state securities law, or any rule or regulation promulgated thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)               Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company in such Holder’s capacity as a selling Holder specifically and expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses reasonably incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party’s ability to defend such action.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined not to be entitled to indemnification hereunder.

(d)               Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties, provided that no amount shall be reimbursed twice in any event.

6.	Miscellaneous.

(a)                Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)               No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities.

(c)                Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)               Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(e)                Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities (including, for this purpose any Registrable Securities issuable upon exercise or conversion of any security) originally issued to the Purchasers. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(e).

(f)                Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(g)               Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and as permitted under Section 9(h) of the Purchase Agreement.

(h)               No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any person or entity that have not been satisfied in full or waived with respect to any Registration Statement filed under this Agreement.

(i)                 Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j)                 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(k)               Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l)                 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)             Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(n)               Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INTERLEUKIN GENETICS, INC.

By:	/s/ Mark B. Carbeau
Name: Mark B. Carbeau Title: Chief Executive Officer

[SIGNATURE PAGES OF PURCHASERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO INTERLEUKIN GENETICS RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the shares of common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of shares of Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

INTERLEUKIN GENETICS, INC..

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of shares of common stock (the “Registrable Securities”) of Interleukin Genetics, Inc., a company organized under the laws of the State of Delaware (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

email:

Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐    No  ☐

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(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐    No  ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes  ☐    No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐    No  ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

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5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:

Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Tel:	(617) 542-6000
Fax:	(617) 542-2241
email:	bkeane@mintz.com
Attn:	Brian P. Keane, Esq.

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Exhibit 99.1

INTERLEUKIN GENETICS, INC. ANNOUNCES $5.6 MILLION PRIVATE PLACEMENT FINANCING

WALTHAM, MA – August 1, 2016 – Interleukin Genetics, Inc. (OTCQB: ILIU), a life sciences company focused on developing and marketing proprietary genetic tests for chronic diseases and health-related conditions, announced today that it has entered into an agreement with various accredited and institutional investors to raise gross proceeds of approximately $5.6 million in a private placement financing. The syndicate is composed of existing investors, including two leading life sciences investment firms, Bay City Capital and New Enterprise Associates (NEA), and Pyxis Innovations Inc., an affiliate of Alticor Inc. (parent company to Amway Corporation), and broad participation among the management team.

The investment in Interleukin Genetics consists of the sale and issuance of 56,262,571 shares of common stock at a price per share of $0.0994, as well as warrants to purchase up to an aggregate of 56,262,571 shares of common stock. The warrants have a term of seven years and an exercise price of $0.0994 per share.

Net proceeds from the private placement will be used primarily to accelerate commercialization of the Company’s proprietary genetic tests, including PerioPredict®, which identifies genetic variations that increase the risk for severe periodontal disease, and for general corporate and working capital purposes.

The securities offered in this private placement transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the investors, Interleukin Genetics has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Interleukin Genetics

Interleukin Genetics, Inc. (OTCQB: ILIU) develops and markets proprietary genetic tests for chronic diseases and health-related conditions. The products empower individuals and their healthcare providers to manage existing health and wellness through genetics-based insights and actionable guidance. Interleukin Genetics leverages its research, intellectual property, and genetic panel development expertise in metabolism and inflammation to facilitate the emerging personalized healthcare market. The company markets its tests through healthcare professionals, partnerships with health and wellness companies, and other distribution channels. Interleukin Genetics’ lead products include its proprietary PerioPredict® genetic test for periodontal disease and its Inherent Health® line of genetic tests. Interleukin Genetics is headquartered in Waltham, MA and operates an on-site, state-of-the-art DNA testing laboratory certified under the Clinical Laboratory Improvement Amendments (CLIA).

Forward-Looking Statements

Certain statements contained herein are “forward-looking” statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those risks and uncertainties described in Interleukin’s annual report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission. Interleukin disclaims any obligation or intention to update these forward-looking statements.

Investor Contact:

Hans Vitzthum

LifeSci Advisors, LLC.

(212) 915-2568

hans@lifesciadvisors.com

Media Contact:

Jennifer Moritz

Zer0 to 5ive for Interleukin Genetics

(917) 748-4006

jmoritz@0to5.com